PATRIOT TRANSPORTATION HOLDING, INC./NEWS

Contact:    Matt McNulty
            Chief Financial Officer                               904/858-9100

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                PATRIOT TRANSPORTATION HOLDING, INC. ANNOUNCES
              RESULTS FOR THE FOURTH QUARTER AND FISCAL YEAR 2019

Patriot Transportation Holding, Inc. (NASDAQ-PATI) Jacksonville, Florida; December 4, 2019

Fourth Quarter Operating Results

The Company reported net income of $194,000, or $.06 per share, compared to net income of $629,000, or $.19 per share, in the same quarter last year.
Net income in the fourth quarter of 2018 included $403,000, or $.12 per share, due to a deferred tax benefit resulting from finalizing the revaluation of the company's net deferred tax liabilities per the Tax Cuts and Jobs Act of 2017.

Total revenues for the quarter were $26,128,000, down $2,653,000 from the same quarter last year. Transportation revenues (excluding fuel surcharges) were $23,855,000, down $1,885,000 or 7.3%. The decrease in transportation revenues is primarily due to the decrease of 1,039,000 miles, or 10.9%, over the same quarter last year as we had 18 less average drivers. Transportation revenue per mile was up $.11 due to increased freight rates which has helped to offset the negative impact of fewer miles. Fuel surcharge revenue was $2,273,000, down $768,000 from the same quarter last year.

Compensation and benefits decreased $288,000 mainly due to lower company miles partially offset by higher driver training pay and more owner operators. Fuel expenses decreased $848,000 due to lower company miles and lower cost per gallon. Repair and tire expense decreased $318,000 due to lower company miles. Insurance and losses decreased $959,000 primarily due to lower health and liability claims and higher wreck expense in the same quarter last year. Depreciation expense was down $121,000 as a result of downsizing our fleet. Gain on disposition of assets was $216,000 this quarter versus $356,000 in the same quarter last year. Sales, general & administrative costs decreased $130,000.

As a result, operating profit this quarter was $156,000 compared to operating profit of $241,000 in the same quarter last year. Operating ratio was 99.4 this quarter versus 99.2 the same quarter last year.

Operating Results for Fiscal year 2019.

The Company reported net income of $1,763,000, or $.53 per share, compared to net income of $5,119,000, or $1.54 per share in the same period last year. This year's net income included $634,000, or $.19 per share, from gains on real estate sales. Net income last year included $3,444,000, or $1.04 per share, due to a deferred tax benefit resulting from the Tax Cuts and Jobs Act of 2017. Income before income taxes was $2,393,000 this period versus $2,197,000 in the same period last year.

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Total revenues for the year were $108,716,000, down $5,349,000 from the prior year. Transportation revenues (excluding fuel surcharges) were $98,279,000, down $4,852,000. Miles declined by 2,258,000 to 35,666,000 versus 37,924,000 last year. The decline in miles and revenues was primarily due to the decline in our average number of drivers from 580 in fiscal year 2018 to 538 in fiscal year 2019 and the closure of our Charlotte terminal in May 2019.

Fuel expenses decreased by $1,629,000 due to fewer miles driven. Repair and tire expense increased $179,000 due to more high-dollar repairs this fiscal year versus last fiscal year. Other operating expenses were up $132,000 due to increased tolls (most of which is billed to the customer), driver hiring and out of town driver expense. Insurance and losses were down $2,303,000 due mainly to lower auto liability expense ($1,355,000) resulting from the favorable settlement of several prior years' claims and lower health expense ($657,000) due in large part to the recent changes to our wellness and specialty drug plans. Depreciation expense was down $889,000 as we sold excess equipment to right size our fleet. Sales, general & administrative costs increased $149,000 due mainly to increased driver recruiting efforts and higher IT expense (on now completed system upgrades). Gain on disposition of assets increased $627,000 due primarily to a gain of $866,000 on the sale of a prior terminal site in Ocoee, Florida and a gain of $231,000 on the insurance settlement for hurricane damages and losses sustained at our Panama City, Florida location.

As a result, operating profit was $1,979,000 compared to $2,046,000 in the prior fiscal year. Operating ratio was 98.2 versus a 98.2 last year.

Summary and Outlook

Our balance sheet remains solid with $21 million of cash and investments and no outstanding debt. We have grown our shareholder equity by $2.4 million this fiscal year. Management is optimistic about the rate environment in light of an increase of $.11 per mile, or 4.0%, on transportation revenue this quarter versus the same quarter last year.

This year's revenue was negatively impacted mainly by the lower driver count but also by Hurricanes Michael and Dorian. In the beginning of fiscal 2019, we implemented a new driver "productivity/minimum" pay program designed to attract and retain new drivers. As the year progressed, we did see a meaningful increase in new hires, however, the desired positive impact on new driver retention did not materialize resulting in significant added costs in both driver training expense as well as driver minimum pay (>$1,000,000).
As a result, we eliminated that program at the beginning of October, 2019 and implemented a completely new driver pay package that includes seniority raises, weekly productivity bonuses, a PTO buyback program and several other features we hope will encourage retention as well as attract new drivers.

Auto liability insurance premiums across the transportation industry continue to rise mainly as a result of an increase in nuclear verdicts. As a result, the Company did experience a significant increase in premiums on our excess layers upon renewal this year. On a positive insurance note, we recently renegotiated our pharmacy and health plan agreements and are optimistic about additional recurring savings throughout fiscal 2020.

In early November, 2019 the company closed on the acquisition of the assets of Danfair Transport out of Americus, GA which had total revenues of ~$2,000,000 in 2018. We are very

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excited about this acquisition as it fits nicely into one of the most stable market areas in our network and provides an opportunity to grow with some new customers in other markets we serve.

We completed the transition of our critical operating systems to a 3rd party cloud service provider during fiscal 2019 and are seeing the benefits both in improved operating efficiencies as well as reduced expense in our IT department. During the remainder of fiscal year 2020, we will be piloting on-board tractor camera systems to assist us in managing insurance claims as well as improving driving behaviors.

We are focusing on strategies to diversify our product mix (e.g. chemicals) and customer base if we determine we can achieve revenue growth as well as margin improvement through those strategies. We will be implementing a new automated dispatch module which management believes will bring significant efficiencies to our operations and our customers. A great deal of our success in fiscal 2020 is dependent upon our ability to push freight rates higher, improve our driver retention and continue to focus on managing our liability and health insurance programs. If we are successful in meeting these goals, we are confident fiscal 2020 will see improved operating results.

Conference Call

The Company will host a conference call on December 4, 2019 at 3:00 PM (EST). Analysts, shareholders and other interested parties may access the teleconference live by calling 1-844-602-0380 domestic or international at 1-862-298-0970. Computer audio live streaming is available via the Internet through the Company's website at www.patriottrans.com at the Investor Relations tab or https://www.investornetwork.com/event/presentation/56836. An audio replay will be available for sixty (60) days following the conference call by dialing toll free 1-877-481-4010 domestic or international 1-919-882-2331 then enter pass code 56836. An audio archive can be accessed through the Company's website at www.patriottrans.com on the Investor Relations tab or at https://www.investornetwork.com/event/presentation/56836.

Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include general economic conditions; competitive factors; political, economic, regulatory and climatic conditions; driver availability and cost; the impact of future regulations regarding the transportation industry; freight demand for petroleum product and levels of construction activity in the Company's markets; fuel costs; risk insurance markets; pricing; energy costs and technological changes. Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission.

Patriot Transportation Holding, Inc. is engaged in the transportation business. The Company's transportation business is conducted through Florida Rock & Tank Lines, Inc. which is a Southeastern transportation company engaged in the hauling of liquid and dry bulk commodities.

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            PATRIOT TRANSPORTATION HOLDING, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF INCOME
                               (In thousands)
                                (Unaudited)

                                   THREE MONTHS ENDED      TWELVE MONTHS ENDED
                                      SEPTEMBER 30,           SEPTEMBER 30,
                                 ----------------------   ---------------------
                                    2019        2018         2019       2018
                                 ----------  ----------   ---------- ----------

Revenues:
  Transportation revenues        $   23,855      25,740   $  98,279     103,131
  Fuel surcharges                     2,273       3,041      10,437      10,934
                                    -------     -------     -------     -------
Total revenues                       26,128      28,781     108,716     114,065

Cost of operations:
  Compensation and benefits          11,674      11,962      47,549      48,010
  Fuel expenses                       3,537       4,385      15,805      17,434
  Repairs & tires                     1,801       2,119       7,373       7,194
  Other operating                     1,301       1,326       4,811       4,679
  Insurance and losses                2,271       3,230       9,426      11,729
  Depreciation expense                1,948       2,069       7,870       8,759
  Rents, tags & utilities               835         851       3,406       3,385
  Sales, general & administrative     2,376       2,506       9,884       9,735
  Corporate expenses                    445         448       2,270       2,124
  Gain on dispositions of PP&E         (216)       (356)     (1,657)     (1,030)
                                    -------     -------     -------     -------
Total cost of operations             25,972      28,540     106,737     112,019
                                    -------     -------     -------     -------

Total operating profit                  156         241       1,979       2,046

Interest income and other               116          93         446         190
Interest expense                         (7)        (10)        (32)        (39)
                                    -------     -------     -------     -------
Income before income taxes              265         324       2,393       2,197
Provision for (benefit from)
  income taxes                           71        (305)        630      (2,922)
                                    -------     -------     -------     -------
Net income                       $      194         629   $   1,763       5,119
                                    =======     =======     =======     =======

Unrealized investment gains
  (loss), net                            (5)         (9)         14          (9)
Loss on retiree health, net             (51)        (32)        (51)        (32)
Tax reform gain on retiree health         -           -           -          32
                                    -------     -------     -------     -------

Comprehensive income             $      138         588   $   1,726       5,110
                                    =======     =======     =======     =======

Earnings per common share:
  Net Income -
    Basic                        $     0.06        0.19        0.53        1.54
    Diluted                      $     0.06        0.19        0.53        1.54

Number of shares (in thousands)
  used in computing:
    -basic earnings
     per common share                 3,349       3,328       3,342       3,318
    -diluted earnings
     per common share                 3,350       3,332       3,343       3,320

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            PATRIOT TRANSPORTATION HOLDING, INC. AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS
                      (In thousands)        (Unaudited)

                                              September 30,   September 30,
                                                   2019            2018
                                              -------------   -------------

Assets
Current assets:
  Cash and cash equivalents                   $      15,233               1
  Treasury bills available for sale                   5,983          17,298
  Accounts receivable (net of allowance
    for doubtful accounts of $133 and $153,
    respectively)                                     6,588           7,866
  Federal and state taxes receivable                    290             547
  Inventory of parts and supplies                       949             895
  Prepaid tires on equipment                          1,616           1,746
  Prepaid taxes and licenses                            536             609
  Prepaid insurance                                   2,895           2,348
  Prepaid expenses, other                               334             134
                                              -------------   -------------
    Total current assets                             34,424          31,444
                                              -------------   -------------

Property and equipment, at cost                      91,332          94,710
Less accumulated depreciation                        57,765          60,799
                                              -------------   -------------
Net property and equipment                           33,567          33,911
                                              -------------   -------------

Goodwill                                              3,431           3,431
Intangible assets, net                                  701             855
Other assets, net                                       170             176
                                              -------------   -------------
Total assets                                  $      72,293          69,817
                                              =============   =============

Liabilities and Shareholders' Equity
Current liabilities:
  Accounts payable                            $       3,184           3,271
  Bank overdraft                                          -             625
  Accrued payroll and benefits                        3,906           3,963
  Accrued insurance                                   1,339           1,896
  Accrued liabilities, other                            398             408
                                              -------------   -------------
    Total current liabilities                         8,827          10,163
                                              -------------   -------------

Deferred income taxes                                 6,237           5,940
Accrued insurance                                     1,339             204
Other liabilities                                     1,093           1,104
                                              -------------   -------------
   Total liabilities                                 17,496          17,411
                                              -------------   -------------

Commitments and contingencies
Shareholders' Equity:
  Preferred stock, 5,000,000 shares authorized,
    of which 250,000 shares are designated
    Series A Junior Participating Preferred
    Stock; $0.01 par value; none issued and
    outstanding                                           -               -
  Common stock, $.10 par value; (25,000,000
    shares authorized; 3,351,329 and 3,328,466
    shares issued and outstanding,
    respectively)                                       335             333
  Capital in excess of par value                     38,099          37,436
  Retained earnings                                  16,235          14,472
  Accumulated other comprehensive income, net           128             165
                                              -------------   -------------
    Total shareholders' equity                       54,797          52,406
                                              -------------   -------------
Total liabilities and shareholders' equity    $      72,293          69,817
                                              =============   =============

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